Exhibit 3(d)

                             CERTIFICATE OF TRANSFER
                                       OF
                             RELOCATE 411.COM, INC.
              (Originally incorporated as STATESIDE FUNDINGS, INC.)
                             A Delaware Corporation

The undersigned hereby certifies as follows:

      1. That he is the President and sole Officer and Director of Relocate 411.com, Inc., a Delaware Corporation (the "Corporation");

      2.    That the name of the Corporation is Relocate 411.com, Inc.;

      3. That the original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on the 19th day of December, 1997;

      4. That the Corporation shall be transferred to the British Virgin Islands and be reincorporated as a British Virgin Islands International Business Company;

      5. That the transfer of the Corporation to the British Virgin Islands has been approved by the Corporation's Board of Directors as of July 21, 2004;

      6. That all of the Corporation's stockholders, by way of unanimous written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporations Law had approved the transfer of the Corporation to the British Virgin Islands as of July 21, 2004;

      7. That (i) the existence of the Corporation as a corporation of the State of Delaware shall cease when the Certificate of Transfer becomes effective and (ii) the Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Corporation arising while it was a corporation of this State, which shall also appoint the Secretary of State of the State of Delaware as its agent to accept process in any such proceeding. A copy of such process shall be sent to the Corporation's registered agent: HWR Services Limited at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands; and

      8. That this Certificate of Transfer has been approved in accordance with Section 390 of the Delaware General Corporations Law.

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      IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Transfer on this 11th day of August, 2004.


                                                     /s/ Lin Kin Shing
                                                     -----------------------
                                                     Li Kin Shing
                                                     President